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                                                                    EXHIBIT 23.2
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

     We consent to the reference to our firm under the captions "Selected Financial Information" and "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-21183) and related Prospectus of D.R. Horton, Inc. incorporated by reference into this Registration Statement (Form S-3 333-______) and to the incorporation by reference in Post-Effective Amendment No. 1 incorporated by reference herein of our report dated November 8, 1996, with respect to the consolidated financial statements of D.R. Horton, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.



                                         /s/    ERNST & YOUNG LLP


Fort Worth, Texas
March 7, 1997